Exhibit 10.154

AMENDED AND RESTATED NOTE
U S $70,000,000	Amended and Restated as of December 17, 2001

FOR VALUE RECEIVED, E-LOAN, INC., a corporation organized and existing under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of GMAC Bank, a federal savings bank (the "Lender"), in lawful money of the United States of America in immediately available funds on the Expiry Date (as defined in the Warehouse Credit Agreement) the principal sum of SEVENTY MILLION United States dollars ($70,000,000), or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Warehouse Credit Agreement) made by the Lender to the Borrower pursuant to the Warehouse Credit Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Advance from the date such Advance is made until paid in full, at the interest rates, and at the times, as specified in the Warehouse Credit Agreement.

This Amended and Restated Note ("Amended and Restated Note"), amends, restates and supersedes all prior notes, including that certain Note dated November 1, 2001 in the amount of $50,000,000 ("Original Note"). However, this Amended and Restated Note shall in no way extinguish the Borrower's unconditional obligation to repay all Indebtedness as defined in the Warehouse Credit Agreement dated as of November 1, 2001 as amended (as so amended, the "Warehouse Credit Agreement"). This Note is secured by the Warehouse Security Agreement dated as of November 1, 2001 as amended.

This Note is subject to mandatory prepayment as provided in Section 4.02 of the Warehouse Credit Agreement and, in case an Event of Default (as defined in the Warehouse Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Warehouse Credit Agreement.

The Borrower hereby waives diligence, presentment, protest, demand or notice of every kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

E-LOAN, INC.

By:
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